Exhibit 10.9
FOURTH AMENDMENT TO THE
UNUM GROUP SUPPLEMENTAL PENSION PLAN
January 1, 2010 Amendment and Restatement

    The Unum Group Supplemental Pension Plan (the “Plan”) was last amended and restated effective generally January 1, 2010, and subsequently amended. The Plan shall be further amended as set forth herein.
1.The terms used in this Amendment have the meanings set forth in the Plan unless the context indicates otherwise.
2.Sections 1.04 and 1.05 are amended to read as follows:
1.04    “Administrator” means the person or persons designated in accordance with the non-qualified benefit plans governance structure adopted by the Human Capital Committee in October 2015, as thereafter revised from time to time, and any person or entity to which the Plan Administrator delegates all or a part of its authority under this Plan.
1.05    Reserved.
3.Section 4.01 is amended to read as follows:
4.01    Allocation of Responsibility. The Administrator shall be responsible for the operation and administration of the Plan as provided for herein, and shall have plenary authority to interpret the Plan with regard to eligibility for benefits and to all other terms and provisions, and its final decision on appeal shall not be disturbed except upon a judicial determination of abuse of discretion. All actions, decisions and interpretations of the Administrator under the Plan shall be made in a uniform and nondiscriminatory manner.
4.Section 4.02 is amended to read as follows:
4.02    Claims Procedure.
(a)    An individual claiming benefits under the Plan (or his or her authorized representative) may file an application therefor with the Administrator, by such written, telephonic or electronic means as the Administrator shall prescribe. If the application for a benefit is wholly or partially denied, the Administrator shall furnish the claimant with written or electronic notification of the adverse benefit determination. The notification shall set forth:
(i)    The specific reason or reasons for the adverse benefit determination;
(ii)    The specific Plan provisions on which the determination is based;
(iii)    Any additional material or information necessary for the claimant to perfect the claim and an explanation why such material or information is necessary; and
(iv)    A description of the Plan’s procedures for review of an adverse benefit de-termination and the applicable time limits, including a statement of the claimant’s right to bring a civil action under ERISA §502(a) following an adverse benefit determination on review.
The notification shall be furnished to the claimant within ninety (90) days after receipt of his or her claim; provided, such 90-day period may be extended to 180 days if the Administrator determines that special circumstances require an extension of time for processing the claim. The Administrator shall furnish the claimant with written notice indicating any special circumstances requiring an extension of time, and the date by which the Administrator expects to render the benefit determination, prior to the expiration of the initial 90-day period.
(b)    A claimant may appeal an adverse benefit determination by filing a written request for review with the Administrator within sixty (60) days after receipt of the notification of such adverse benefit determination. The claimant or his or her duly authorized representative may submit to the Administrator written comments, documents, records, and other information relating to the claim for benefits; and shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits.

(c)    The Administrator shall provide the claimant with written or electronic notification of the benefit determination on review within sixty (60) days after receipt of a request for review; provided, such 60-day period may be extended to 120 days if the if the Administrator determines that special circumstances require an extension of time for processing the claim on review. The Administrator shall furnish the claimant with written notice indicating any special circumstances requiring an extension of time and the date by which the Administrator expects to render the determination on review, prior to the expiration of the initial 60-day period.
In the case of an adverse benefit determination, the notification shall set forth the specific reason or reasons for the adverse determination; the specific Plan provisions on which the determination is based; and a statement of the claimant’s rights (i) to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits; and (ii) to bring a civil action under Section 502(a) of ERISA.
(d)    Before pursuing a legal remedy, a claimant shall first exhaust all claims, review, and appeals procedures under the Plan. A claimant may not bring a legal action in court against the Plan, Unum Group or any other Employer, the Administrator, or any other person, or the employees or agents of these entities, more than one (1) year after final disposition of the claim under this Section.
5.This Amendment shall be effective as of January 1, 2018.
IN WITNESS WHEREOF, Unum Group has caused this Amendment to be executed by its duly authorized officer on this 26th day of November, 2018.

UNUM GROUP

By /s/ Rob Hecker
Its Rob Hecker
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